Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-194622, 333-166208, 333-134430, 333-91526, 333-161235 and 333-116180 on Form S-8 of our report dated April 15, 2012, relating to the consolidated financial statements of Quicksilver Resources Inc. and subsidiaries for the year ended December 31, 2011, appearing in this Annual Report on Form 10-K/A of Quicksilver Resources Inc. and subsidiaries for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 18, 2014